Exhibit 10.10

Execution Version

AMENDMENT NO. 1 TO SECOND LIEN CREDIT AGREEMENT

AMENDMENT NO. 1 under the Second Lien Credit Agreement referred to below, dated as of March 2, 2018 (this “Amendment”), among FOCUS FINANCIAL PARTNERS, LLC, a Delaware limited liability company (together with its successors and assigns, the “Borrower”) and the Administrative Agent (as defined below).

RECITALS

WHEREAS, the Borrower is party to that certain Second Lien Credit Agreement, dated as of July 3, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders or other financial institutions or entities from time to time party thereto and Royal Bank of Canada, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”); and

WHEREAS, pursuant to Section 13.1 of the Credit Agreement, the Borrower and the Administrative Agent desire to amend the Credit Agreement to cure the ambiguity with respect to delivery of quarterly financial statements contained in Section 9.1(b) of the Credit Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2.                                      Amendment.

(a)                                 Section 9.1(b) of the Credit Agreement (Quarterly Financial Statements) is hereby amended by deleting the phrase “first quarterly accounting period” appearing therein and replacing it with the phrase “first three quarterly accounting periods”.

3.                                      Conditions to Effectiveness of the Amendment.  This Amendment shall become effective upon execution by the Borrower and the Administrative Agent (the “Effective Date”).

4.                                      Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute an original and one and the same instrument.

5.                                      Credit Document.  This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and from and after the Effective Date, all references to the Credit Agreement in any Credit Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by this Amendment.

6.                                      Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.                                      Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

8.                                      Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.                                      Miscellaneous.  The provisions of Sections 13.13 and 13.15 of the Credit Agreement are incorporated by reference herein and made a part hereof mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

FOCUS FINANCIAL PARTNERS, LLC

By:	/s/ James Shanahan
	Name:	James Shanahan
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1]

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Yvonne, Brazier
	Name:	Yvonne, Brazier
	Title:	Manager, Agency

[Signature Page to Amendment No. 1]